[Letterhead of Mengel, Metzger, Barr & Co., LLP]









                   INDEPENDENT AUDITORS' REPORT
                   ----------------------------



ES&L Bancorp, Inc.


We consent to the incorporation by reference in the Registration Statement of ES&L Bancorp, Inc. on Form S-8 of our report dated July 16, 1999 appearing in this Annual Report on Form 10-K of ES&L Bancorp, Inc. for this fiscal year ended June 30, 1999.




                        /s/ Mengel, Metzger, Barr & Co., LLP


Elmira, New York
September 22, 1999